BYLAWS
OF
REO PLUS, INC.

ARTICLE 1. OFFICES

Registered Office

1.01.          The registered office of the corporation required by the Texas Business Organizations Code to be maintained in the State of Texas may be, but need not be, identical with the principal office in the State of Texas, and the address of the registered office may be changed from time to time by the Board of Directors.

Principal Office

1.02.          The principal office of the corporation in the State of Texas shall be located in the City of Houston, County of Harris.  The corporation may have such other offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the corporation may require from time to time.

Other Offices

1.03.          The corporation may also have offices at other places, within or without the State of Texas, where the corporation is qualified to do business, that the Board of Directors may from time to time designate, or the business of the corporation may require.

ARTICLE 2. SHAREHOLDERS’ MEETINGS

Place of Meetings

 2.01.          Meetings of shareholders will be held at any place within or without the State of Texas designated by the Board of Directors pursuant to the authority granted to the Board in these Bylaws, or by the written consent of all persons entitled to vote at shareholder meetings. In the absence of any designation, shareholders’ meetings will be held at the principal office of the corporation. Any meeting is valid wherever held if held by the written consent of all the persons entitled to vote at the meeting, given either before or after the meeting and filed with the Secretary of the corporation.

Time of Annual Meeting; Business Transacted

         2.02.          Unless otherwise determined by the Board of Directors, the annual meeting of shareholders will be held on the second Tuesday of June of each year, at the hour of 9:00 AM. If this day falls on a legal holiday, the annual meeting will be held at the same time on the next following business day. At annual meetings, Directors will be elected, reports of the affairs of the corporation will be considered, and any other business may be transacted that is within the powers of the shareholders.

Failure to Hold Annual Meeting

         2.03.          If, within any 13-month period, an annual meeting of shareholders is not held and a written consent of shareholders has not been executed instead of the meeting, any shareholder who has previously submitted a written request to the corporation that an annual meeting be held may apply to any court of competent jurisdiction in the county in which the principal office of the corporation is located for a summary order that an annual meeting be held, unless by law the meeting is not required to be held.

Conduct of Meetings

 2.04.          At every meeting of the shareholders, the President, or, in the President’s absence, a Vice President designated by the President, or, in the absence of designation, any other person chosen by a majority of the shareholders of the corporation present in person or by proxy and entitled to vote, may act as chairperson of the shareholders’ meeting. The Secretary of the corporation, or, in the Secretary’s absence, an Assistant Secretary, may act as Secretary of all meetings of the shareholders. In the absence of the Secretary or Assistant Secretary, the chairperson may appoint another person to act as Secretary of the meeting.

Action Without Meeting

 2.05.          Any action that, under any provision of the Texas Business Organizations Code, may be taken at any meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if authorized by a writing signed by the holders of all of the shares that would be entitled to vote on that action at a meeting, and filed with the Secretary of the corporation. Any signed consent, or a signed copy of the consent, will be placed in the minute book of the corporation.

Telephone Meetings

 2.06.          Subject to the notice provisions required by these Bylaws and by the Texas Business Organizations Code, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating can hear each other. Participation in the meeting constitutes presence in person at the meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Notice of Meetings

         2.07.       (1)     Notice of all meetings of shareholders will be given in writing to all shareholders entitled to vote by or at the direction of the President, the Secretary, or the officer or person calling the meeting, or, in case of that person’s neglect or refusal, or if there is no person charged with the duty of giving notice, by any Director or shareholder. The notice will be given to each shareholder, either personally or by prepaid mail, addressed to the shareholder at his or her address as it appears on the share transfer records of the corporation. Notice may also be provided by facsimile, e-mail, or other form of electronic transmission.

Time of Notice

 (2)            Notice of any meeting of shareholders will be sent to each shareholder entitled to notice not less than 10 nor more than 60 days before the meeting, except in the case of a meeting for the purpose of approving a merger agreement, in which case the notice must be given not less than 20 days before the date of the meeting.

Contents of Notice

 (3)            Notice of any meeting of shareholders will specify the place; date; and hour of the meeting. The notice will also specify the purpose of the meeting if it is a special meeting, or if its purpose, or one of its purposes, will be to consider a proposed amendment of the Certificate of Formation, to consider a proposed reduction of stated capital in the manner and amount proposed by the Board without amendment, to consider a proposed merger, to consider a voluntary dissolution or the revocation of a voluntary dissolution by act of the corporation, or to consider a proposed disposition of all, or substantially all, of the assets of the corporation outside of the ordinary course of business. When a purpose of the meeting is to consider a proposed amendment of the Certificate of Merger or a proposed plan of merger, the notice must contain or be accompanied by a copy or summary of the proposed change or plan.

Notice of Adjourned Meeting

 (4)            When a shareholders’ meeting is adjourned for 30 days or more, notice of the adjourned meeting will be given as in the case of an original meeting. When a meeting is adjourned for less than 30 days, it is not necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted at the meeting other than by announcement at the meeting at which the adjournment is taken.

When Notice Is Excused

 (5)            Any notice required to be given to a shareholder under any provision of the Texas Business Organizations Code or the Certificate of Formation or the Bylaws need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first-class mail) of distributions or interest on securities during a 12-month period have been mailed to that shareholder, addressed at his or her address as shown on the share transfer records of the corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to the person has the same force and effect as if the notice had been duly given and, if the action taken by the corporation is reflected in any document filed with the secretary of state, that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the corporation a written notice setting forth his or her then current address, the requirement that notice be given to that person will be reinstated.

Waiver of Notice

         2.08.          Any notice required by law or by these Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice or a waiver by electronic transmission by the person entitled to notice. The waiver may be signed before or after the time stated in the notice.

Persons Entitled to Call Special Meetings

2.09.        (1) Special meetings of the shareholders, for any purpose whatsoever, may be called at any time by any of the following: (a) the President; (b) the Board of Directors; (c) the holders of at least 25 percent of all the shares entitled to vote at the proposed special meeting; or (d) the executive committee, if any.

Calling of Special Meetings

 (2)            Any person or persons entitled under Subparagraph (1), above, to call a special meeting of shareholders may do so only by written request sent by registered mail or delivered in person to the President or Secretary. The officer receiving the written request shall, within 10 days from the date of its receipt, cause notice of the meeting to be given in the manner provided in Paragraph 2.07 of these Bylaws to all shareholders entitled to vote at the meeting. If the officer does not give notice of the meeting within 10 days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of meeting and give the notice in the manner provided in Paragraph 2.07 of these Bylaws. Nothing contained in this section will be construed as limiting, fixing, or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

Quorum of Shareholders

 2.10.       (1)            Unless otherwise provided in the Certificate of Formation, the presence in person or by proxy of the persons entitled to vote a majority of the voting shares on any matter at any meeting constitutes a quorum with respect to that matter.

Adjournment for Lack of Quorum

 (2)            Unless otherwise provided in the Certificate of Formation, in the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but no other business may be transacted.

Withdrawal Causing Loss of Quorum

 (3)            Once a quorum is present at a meeting of the shareholders, the subsequent withdrawal from the meeting of any shareholder, or the refusal of any shareholder represented in person or by proxy to vote, will not affect the presence of a quorum. The shareholders represented in person or by proxy at the meeting may conduct business that is properly brought before the meeting until it is adjourned.

Determination of Eligible Shareholders

 2.11.       (1)            For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment of such a meeting, or entitled to receive a distribution (other than a purchase or redemption of any of the corporation’s own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders, the Board of Directors may provide that the share transfer records will be closed for a stated period not to exceed, in any case, 60 days. If the share transfer records are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, the records will be closed for at least 10 days immediately preceding the meeting.

Record Date for Determination of Shareholders

 (2)            In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any determination of shareholders. However, the date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days before the date on which the action requiring that determination of shareholders is to be taken.

Date of Notice or Resolution for Determination of Shareholders

 (3)            If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the distribution or share dividend is adopted, as the case may be, is the record date for determination of shareholders.

Adjourned Meetings

 (4)            When any determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Paragraph, that determination will apply to any adjournment of the meeting unless the determination has been made through closing of the share transfer records and the stated period of closing has expired, in which case the Board of Directors will make a new determination as provided above.

Determination of Eligible Shareholders for Consents to Action

 (5)            Unless a record date has previously been fixed or determined pursuant to this Paragraph, when action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which date will not precede, and will not be more than 10 days after, the date on which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action, of the Board of Directors is not required by the Texas Business Organizations Code, the record date for determining shareholders entitled to consent to action in writing without a meeting will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery will be by hand or by certified or registered mail, return receipt requested. Delivery to the corporation’s principal place of business will be addressed to the President or the principal executive officer of the corporation. If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is required by the Texas Business Organizations Code, the record date for determining shareholders entitled to consent to action in writing without a meeting will be at the close of business on the date on which the Board of Directors adopts a resolution taking prior action.

Distributions Held in Suspense or Paid Into Escrow

 (6)            Distributions made by the corporation, including those that were payable but not paid to a holder of shares, or to the holder’s heirs, successors, or assigns, and have been held in suspense by the corporation or were paid or delivered by it into an escrow account or to a trustee or custodian, will be payable by the corporation, escrow agent, trustee, or custodian to the holder of the shares as of the record date determined for that distribution as provided in Paragraph 2.11(1)—(4), or to the holder’s heirs, successors, or assigns.

Voting List

         2.12.          At least 10 days before each meeting of shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation will make a complete list of the shareholders entitled to vote at that meeting or any adjournment of that meeting, arranged in alphabetical order, with the address of and the number of shares held by each. The list will be kept on file at the principal place of business of the corporation for a period of 10 days before the meeting, and will be subject to inspection by any shareholder at any time during usual business hours. The list also may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. The list will also be produced and kept open at the time and place of the meeting and will be subject, during the whole time of the meeting, to the inspection of any shareholder. If the meeting is held by remote communication, the list will be open to shareholder examination for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list will be provided to shareholders with the notice of the meeting. The original share transfer books are prima facie evidence as to the shareholders entitled to examine the list or transfer books or to vote at any meeting of shareholders. However, failure to prepare and to make the list available in the manner provided above will not affect the validity of any action taken at the meeting.

Votes Per Share

 2.13.          Except as otherwise provided by law, the Certificate of Formation, or these Bylaws, each shareholder shall have one vote for each share having voting rights registered in his name on the books of the Corporation at the time of the closing of the stock transfer books (or at the record date) for such meeting.

Number of Votes Necessary to Take Action

         2.14.          Unless otherwise provided in the Certificate of Formation, the vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present will be the act of the shareholders’ meeting.

Cumulative Voting

         2.15.          No shareholder shall be entitled to cumulate votes vote in any election for Directors.

Voting by Voice and Ballot

         2.16.          Elections for Directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins.

Other Corporations as Shareholders

         2.17.       (1)            Shares standing in the name of another corporation, domestic or foreign (including a foreign corporation without a permit to do business in Texas), may be voted by the officer, agent, or proxy as the bylaws of that other corporation may authorize, or in the absence of such authorization, as the board of directors of that corporation may determine.

Administrators, Executors, Guardians, and
Conservators as Shareholders

 (2)            Shares held by an administrator, executor, guardian, or conservator may be voted by that person without a transfer of the shares into his or her name, provided those shares form a part of the estate being served and are in the possession of that person. The shares may be voted either in person or by proxy.

Trustees as Shareholders

 (3)            Shares standing in the name of a trustee may be voted by that trustee, either in person or by proxy, but only if the shares to be voted are in his or her name as trustee.

Receivers as Shareholders

 (4)            Shares standing in the name of a receiver may be voted by that receiver. Shares held by or under the control of a receiver may be voted by that receiver without being transferred into his or her name if authority to do so is contained in an appropriate order of the court by which that receiver was appointed.

Pledged Shares

 (5)            A shareholder whose shares are pledged is entitled to vote those shares until the shares have been transferred into the name of the pledgee. Once the shares have been transferred, the pledgee is entitled to vote the transferred shares.

Proxies

         2.18.       (1) A shareholder may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, will be treated as an execution in writing for purposes of this Paragraph. No proxy will be valid after 11 months from the date of it€ execution, unless otherwise provided in the proxy. Each proxy is revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of: (1) a pledgee; (2) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares; (3) a creditor of the corporation who extended it credit under terms requiring the appointment; (4) an employee of the corporation whose employment contract requires the appointment; or (5) a party to a voting agreement created under Section 6.252 of the Texas Business Organizations Code and Paragraph 2.20 of these Bylaws.

 (2)            An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy or, in the case of uncertificated shares, if notation of the irrevocable proxy is contained in the notice sent pursuant to Section 3.205 of the Texas Business Organizations Code with respect to the shares that are subject to the irrevocable proxy, will be specifically enforceable against the holder of those shares or any successor or transferee of the holder. Unless noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy or, in the case of uncertificated shares, unless notation of the irrevocable proxy is contained in the notice sent pursuant to Section 3.205 of the Texas Business Organizations Code with respect to the shares that are subject to the irrevocable proxy, an irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy will be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy.

Voting Trusts

 2.19.          Any number of shareholders of the corporation may enter into a written voting trust agreement for the purpose of conferring on a trustee or trustees the right to vote or otherwise represent shares of the corporation. The shares that are to be subject to the agreement must be transferred to the trustee or trustees for purposes of the agreement, and a counterpart of the agreement must be deposited with the corporation at its principal place of business or registered office. The counterpart of the agreement will be subject to the same right of examination by any shareholder of the corporation, in person or by agent or attorney, as the rest of the books and records of the corporation, and will be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

Voting Agreement

 2.20.          Any number of shareholders of the corporation, or any number of shareholders of the corporation and the corporation itself, may enter into a written voting agreement for the purpose of providing that shares of the corporation will be voted in the manner prescribed in the agreement. A counterpart of the agreement must be deposited with the corporation at its principal place of business or registered office and will be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation. The agreement, if noted conspicuously on the certificate representing the shares that are subject to it or, in the case of uncertificated shares, if notation of the agreement is contained in the notice sent pursuant to Section 3.205 of the Texas Business Organizations Code with respect to the shares that are subject to the agreement, will be specifically enforceable against the holder of those shares or any successor or transferee of the holder. Unless noted conspicuously on the certificate representing the shares that are subject to the agreement or, in the case of uncertificated shares, unless notation of the agreement is contained in the notice sent pursuant to Section 3.205 of the Texas Business Organizations Code with respect to the shares that are subject to the agreement, the agreement, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the agreement at the time of the transfer or against any subsequent transferee (whether or not for value). However, the agreement will be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the agreement. A voting agreement entered into pursuant to this Paragraph is not subject to the provisions of Paragraph 2.19 governing a voting trust.

Appointment’ of Inspectors of Election

         2.21.       (1) In advance of any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at that meeting or any adjournment of that meeting. If inspectors of election are not appointed, the chairperson of any meeting may, and on the request of any shareholder or shareholder’s proxy must, appoint inspectors of election at the meeting. The number of inspectors will be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present will determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the person acting as chairperson.

Duties of Inspectors

 (2)            The inspectors of election will determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies. The inspectors will also receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do other acts that may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election will perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical.

Vote of Inspectors

 (3)            If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

Report of Inspectors

 (4)            On request of the chairperson of the meeting or of any shareholder or the shareholder’s proxy, the inspectors will make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them is prima facie evidence of the facts stated in it.

ARTICLE 3. DIRECTORS

Directors Defined

         3.01.          “Directors,” when used in relation to any power or duty requiring collective action, means “Board of Directors.”

Powers

         3.02.          The business and affairs of the corporation and all corporate powers will be exercised by or under authority of the Board of Directors, subject to limitations imposed by the Texas Business Organizations Code, the Certificate of Formation, or these Bylaws as to action that requires authorization or approval by the shareholders.

Number of Directors

 3.03.          The number of directors of the Corporation shall be determined from time to time by resolution adopted by a majority of the Board of Directors or by the shareholders (but in no event shall be less than one); provided, however, that no decrease in the number of directors by the Board of Directors shall have the effect of shortening the term of any incumbent director.  If the Board of Directors makes no such determination, the number of directors shall be the number set forth in the Certificate of Formation.

Term of Office

 3.04.          The Directors named in the Certificate of Formation will hold office until the first annual meeting of shareholders and until their successors are elected and qualified, either at an annual or a special meeting of shareholders. Directors, other than those named in the Certificate of Formation, will hold office until the next annual meeting and until their successors are elected and qualified.

Vacancies

         3.05.       (1)     Vacancies on the Board of Directors will exist in the case of the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) the authorized number of Directors is increased; or (c) at any annual or special meeting of shareholders at which any Director is elected, the shareholders fail to elect the full authorized number of Directors to be voted for at that meeting.

Declaration of Vacancy

 (2)            The Board of Directors may declare vacant the office of a Director in either of the following cases: (a) if the Director is adjudged incompetent by an order of court, or finally convicted of a felony; or (b) if within 60 days after notice of election, the Director does not accept the office either in writing or by attending a meeting of the Board of Directors.

Filling Vacancies by Directors

 (3)            Vacancies occurring after the issuance of shares (other than those caused by an increase in the number of Directors), and vacancies occurring in the initial Board of Directors before the issuance of shares, may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected will hold office until a successor is elected at an annual or special meeting of the shareholders. Vacancies occurring because of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the shareholders; however, the Board of Directors may not fill more than two directorships during the period between any two successive annual shareholders’ meetings.

Filling Vacancies by Shareholders or Incorporators

 (4)            Vacancies caused by an increase in the number of Directors, and any other vacancies occurring after the issuance of shares, may be filled by the shareholders at an annual meeting or at a special meeting called for that purpose if not filled by the Directors. Vacancies occurring in the initial Board of Directors before the issuance of shares may be filled by the affirmative vote or written consent of a majority of the incorporators if not filled by the remaining Director(s).

Reduction of Authorized Number of Directors

 (5)            A reduction of the authorized number of Directors will not remove any Director before the expiration of that Director’s term of office.

Removal of Directors

 3.06.          The entire Board of Directors or any individual Director may be removed from office with or without cause at a meeting of shareholders called expressly for that purpose, by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors.  If any or all Directors are so removed, new Directors may be elected at the same meeting.

Place of Meetings

         3.07.          Regular meetings of the Board of Directors will be held at any place within or without the State of Texas that may be designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of any designation, regular meetings will be held at the principal office of the corporation. Special meetings of the Board may be held either at a place so designated or at the principal office. Any regular or special meeting is valid, wherever held, if held on written consent of all members of the Board given either before or after the meeting and filed with the Secretary of the corporation.

Regular Meetings

 3.08.       (1)            Regular meetings of the Board of Directors will be held at times that from time to time are determined by the Board.

Call of Regular Meetings

 (2)            All regular meetings of the Board of Directors of this corporation will be called by the President, or, if the President is absent or is unable or refuses to act, by any Vice President or by any two Directors.

Notice of Regular Meetings

 (3)            Written notice of the time and place of the regular meetings of the Board of Directors will be delivered personally to each Director, or sent to each Director by mail or by other form of written communication at least seven days before the meeting. Notice may also be provided by electronic transmission in a form specified by the director. If the address of a Director is not shown on the records and is not readily ascertainable, notice will be addressed to that Director at the city or place in which the meetings of the Directors are regularly held. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

Validation of Meeting Defectively Called or Noticed

        (4)            The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though made at a meeting duly held after regular call and notice; if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All waivers, consents, or approvals will be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a Director at a meeting will constitute a waiver of notice of the meeting, unless the express purpose for the attendance is to present the objection that the meeting is not lawfully called or convened.

Call of Special Meeting

 3.09.       (1)     Special meetings of the Board of Directors of this corporation will be called by the President, or, if the President is absent or is unable or refuses to act, by any Vice President or by any two Directors.

        (2)            Written notice of the time, place, and purpose of special meetings of the Board of Directors will be delivered personally to each Director, or sent to each Director by mail or by other form of written communication, at least seven days before the meeting. Notice may also be provided by electronic transmission in a form specified by the Director. If the address of a Director is not shown on the records and is not readily ascertainable, notice will be addressed to him or her at the city or place in which the meetings of the Directors are regularly held. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

Quorum

 3.10.          A majority of the authorized number of Directors constitutes a quorum of the Board for the transaction of business.
 Majority Action

 3.11.          Every act or decision done or made by a majority of the Directors present at any duly held meeting at which a quorum is present is an act of the Board of Directors. Each Director who is present at a meeting will be deemed to have assented to any action taken at such meeting unless the Director’s dissent to the action is entered in the minutes of the meeting, or unless the Director files a written dissent to the action with the Secretary of the meeting before adjournment or forwards that dissent by registered mail to the Secretary of the corporation immediately after adjournment of the meeting.

Action by Consent of Board Without Meeting

 3.12.         Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to the action. The written consent or consents will be filed with the minutes of the proceedings of the Board. Any action by written consent will have the same force and effect as a unanimous vote of the Directors. Any certificate or other document filed under any provision of the Texas Business Organizations Code that relates to action so taken must state that the action was taken by unanimous written consent of the Board of Directors without a meeting and that these Bylaws authorize the Directors to so act, and that statement is prima facie evidence of such authority.

Adjournment

         3.13.       (1)     In the absence of a quorum, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Notice of Adjourned Meeting

 (2)            Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

Conduct of Meetings

3.14.          At every meeting of the Board of Directors, the chairperson of the Board of Directors, if there is such an officer, and if not, the President, or in the President’s absence, a Vice President designated by the President, or in the absence of such designation, a chairperson chosen by a majority of the Directors present, will preside. The Secretary of the corporation will act as Secretary of the Board of Directors. In case the Secretary is absent from any meeting, the chairperson may appoint any person to act as Secretary of the meeting.

Telephone Meetings

 3.15.          Subject to the provisions for notice required by these Bylaws and the Texas Business Organizations Code for notice of meetings, Directors may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in the meeting constitutes presence in person at the meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Compensation

     3.16.          Directors will receive compensation for their services as Directors as is determined from time to time by resolution of the Board. Any Director may serve the corporation in any other capacity as an officer, agent, employee, or otherwise and receive compensation in that capacity.

Indemnification of Directors, Officers, Employees, or Agents

         3.17.          To the extent permitted and in the manner prescribed by Chapter 8 of the Texas Business Organizations Code, the corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding, whether civil, criminal, administrative, arbitrative, or investigative, including all appeals, because that person is or was a Director, officer, employee, or agent of the corporation. Indemnification will be against all expenses, including, without limitation, attorney’s fees, court costs, expert witness fees, judgments, decrees, fines, penalties, and reasonable expenses actually incurred by the person in connection with the proceeding, except that if the person is found liable to the corporation or is found liable on the basis that he or she improperly received personal benefit, indemnification will be limited to reasonable expenses actually incurred by the person in connection with the proceeding, and will not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his or her duty to the corporation. The indemnification provided in this Bylaw also extends to good-faith expenditures incurred in anticipation of, or preparation for, threatened or proposed litigation. The Board of Directors may, in proper cases, extend the indemnification to cover the good faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

Insurance or Other Arrangement on
Directors, Officers, Employees, or Agents

         3.18.          The corporation may purchase and maintain insurance or other arrangement on behalf of any person who is or was a Director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person, whether or not the corporation would have the power to indemnify him or her against that liability under Chapter 8 of the Texas Business Organizations Code. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders. Without limiting the corporation’s power to procure or maintain any kind of insurance or other arrangement, the corporation may, for the benefit of persons it has indemnified: (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the corporation’s assets; or (4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement is conclusive, and the insurance or arrangement will not be voidable and will not subject the Directors approving the insurance or arrangement to liability, on any ground, regardless of whether Directors participating in the approval are beneficiaries of the insurance or arrangement.

Interested Directors

         3.19.          Any otherwise valid contract or other transaction between the corporation and any of its Directors (or any corporation or entity in which any of its Directors is a director or officer or has a financial interest) will be valid for all purposes notwithstanding the presence or participation of that Director at the meeting during which the contract or transaction was authorized. However, the foregoing applies only if one of the following criteria is satisfied: (1) the material facts as to the Director’s relationship or interest, and as to the contract or transaction, are disclosed or are known to the Board of Directors, and the Board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors are less than a quorum; (2) the material facts as to the Director’s relationship or interest, and as to the contract or transaction, are disclosed or are known to the shareholders entitled to vote on the contract or transaction, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors or the shareholders. An interested Director is to be counted in determining whether a quorum is present at a Board meeting authorizing the contract or transaction, but not in calculating the majority necessary to carry a vote of the Directors.

Board Committees—Authority to Appoint

 3.20.       (1)     The Board of Directors may, by resolution adopted by a majority of the full Board, designate an executive committee and one or more other committees to conduct the business and affairs of the corporation, to the extent authorized by the resolution. The Board of Directors may also designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of the committee. The Board of Directors, by a majority vote, has the power at any time to change the powers and members of any committees to fill vacancies, and to dispose of any committee. Members of any committee will receive compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority to the committee will not operate to relieve the Board of Directors, or any member of the Board of Directors, of any responsibility imposed by law.

Authority of Executive and Other Committees

 (2)            Any committee referred to in Paragraph 3.20(1), above, to the extent provided by resolution or in these Bylaws, will have and may exercise all the authority of the Board of Directors, except with respect to the following:

(a)
Amending the Certificate of Formation, except that a committee may, to the extent provided by resolution designating that committee or in these Bylaws, exercise the authority vested in the Board of Directors in accordance with Section 21.155 of the Texas Business Organizations Code with respect to issuance of shares in a series;

(b)
Proposing a reduction of the stated capital of the corporation without amendment of the Certificate of Formation or cancellation of shares, as permitted by Section 21.253 of the Texas Business Organizations Code;

(c)	Approving a plan of merger, share exchange, or conversion of the corporation;
(d)	Recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation other than in the usual course of its business;
(e)	Recommending to the shareholders a voluntary dissolution of the corporation or a revocation of a voluntary dissolution of the corporation;
(f)	Amending, altering, or repealing these Bylaws or adopting new bylaws;
(g)	Filling vacancies in the Board of Directors;
(h)	Filling vacancies in, or designating alternate members of, any committee of the Board of Directors;
(i)	Filling any directorship to be filled by reason of an increase in the number of Directors;
(j)	Electing or removing officers of the corporation or members or alternate members of any Board committee;
(k)	Fixing the compensation of any member or alternate member of any
Board committee;
(l)	Altering or repealing any resolution of the Board of Directors that by its terms provides that it may not be so amended or repealed; and
(m)	Authorizing the issuance of shares of the corporation or a distribution, unless a resolution of the Board of Directors or these Bylaws expressly authorizes these actions.

ARTICLE 4. OFFICERS
`
Number and Titles

         4.01.          The officers of the corporation will be a President a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairperson of the Board, one or more additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and other officers as may be appointed in accordance with the provisions of Paragraph 4.03 of these Bylaws. One person may hold two or more offices.

Election

4.02.          The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Paragraph 4.03 or Paragraph 4.05 of these Bylaws, will be chosen annually by the Board of Directors, and each will hold office until he or she resigns or is removed or otherwise becomes disqualified to serve, or until successor is elected and qualified.

Subordinate Officers

 4.03.          The Board of Directors may appoint other officers or agents as the business of the corporation may require, each of whom will hold office for a period, have the authority, and perform the duties that are provided in these Bylaws or that the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint any subordinate officers, committees, or agents, to specify their duties, and to determine their compensation.

Removal and Resignation

 4.04.          Any officer may be removed, either with or without cause, by a majority of the Directors, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer on whom that power of removal may be conferred by the Board of Directors; provided, however, that the removal is without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the corporation. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in it, and, unless otherwise specified in the notice, the acceptance of that resignation will not be necessary to make it effective.

Vacancies

4.05.          If the office of the President, Vice President (if any), Secretary, Treasurer (if any), Assistant Secretary (if any), or Assistant Treasurer (if any) becomes vacant by reason of death, resignation, removal, or otherwise, the Board of Directors will elect a successor who will hold office for the unexpired term, and until a successor is elected.

Chairperson of the Board

 4.06.          The Chairperson of the Board, if there is such an officer, will, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to the Chairperson by the Board of Directors or prescribed by these Bylaws.

President

 4.07.          Subject to the supervisory powers, if any, that may be given by the Board of Directors to the Chairperson of the Board, if there is such an officer, the President will be the chief executive officer of the corporation and will, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation, and will have the general powers and duties of management usually vested in the office of President of a corporation, and will have other powers and duties that may be prescribed by the Board of Directors or the Bylaws. Within this authority and in the course of his or her duties, the President will:

Conduct Meetings

 (1)            Preside at all meetings of the shareholders and in the absence of the Chairperson of the Board, or, if there is none, at all meetings of the Board of Directors, and will be ex officio a member of all the standing committees, including the executive committee, if any.

Sign Share Certificates

 (2)            Sign all certificates of shares of the corporation, in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors. The President’s signature on the certificates may be facsimile.

Execute Instruments

 (3)            When authorized by the Board of Directors or required by law, execute, in the name of the corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing, and, unless the Board of Directors orders otherwise by resolution, make contracts that the ordinary conduct of the corporation’s business may require.

Hire and Fire Employees

 (4)            Appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees, and clerks of the corporation other than the duly appointed officers, subject to the approval of the Board of Directors, and control, subject to the direction of the Board of Directors, all of the officers, agents, and employees of the corporation.

Meetings of Other Corporations

 (5)            Unless otherwise directed by the Board of Directors, attend all meetings of the shareholders of any corporation in which this corporation holds stock, and act and vote on behalf of the corporation at those meetings. The President may attend in person or by substitute appointed by the President or Vice President and the Secretary or Assistant Secretary.

Vice President

4.08.           In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, will perform all the duties of the President, and when so acting will have all the powers of, and be subject to all the restrictions on, the President. The Vice Presidents will have such other powers and perform other duties that from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

Secretary

4.09.          The Secretary will:

Sign Share Certificates

 (1)            Sign, with the President or a Vice President, certificates for shares in the corporation. An Assistant Secretary may sign the certificates instead of the Secretary. The Secretary’s signature on the certificates may be facsimile.

Bylaws

 (2)            Attest and keep at the principal office of the corporation the original or a copy of these Bylaws as amended or otherwise altered to date.

Certificate of Formation

 (3)            Keep the original or a copy of the Certificate of Formation, certified by the secretary of state, with all amendments to date in the minute book.

Minutes of Meetings

 (4)            Keep, at the principal office of the corporation or another place that the Board of Directors may order, a book of minutes of all meetings of its Directors and shareholders, executive committee, and other committees. The minutes will show the time and place of the meeting, whether regular or special, and if special, how authorized, the notice given, the names of those present at Directors’ meetings, the number of shares or members present or represented at shareholders’ meetings, and the proceedings of such meetings.

Notices

 (5)            See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. In case of the absence or disability of the Secretary, or the Secretary’s refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the President or Vice President or by the Board of Directors.

Custodian of Records and Seal

 (6)            Be custodian of the records and of the seal of the corporation and see that it is engraved, lithographed, printed, stamped, impressed on, or affixed to all certificates for shares before their issuance and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these Bylaws.

Sign or Attest Documents

 (7)            Sign or attest any documents as required by law or the business of the corporation, and affix the corporate seal to instruments when necessary or proper.

Share Register

 (8)            Keep at the principal office of the corporation a share register or duplicate share register showing the names of the shareholders and their addresses; the number, date of issue, and class or series of shares represented by each outstanding share certificate; and the number and date of cancellation of each certificate surrendered for cancellation.

Reports and Statements

 (9)            See that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed.

Exhibit Records

 (10)            Exhibit at all reasonable times to any Director, or, on written demand stating the purpose of the demand, to any person who has been a shareholder of record for at least six months immediately preceding the demand or who is the holder of record of at least 5 percent of all of the outstanding shares of the corporation, the Bylaws, the share register, and minutes of proceedings of the shareholders and Directors of the corporation.
Other Duties

 (11)            In general, perform all duties incident to the office of Secretary, and other duties that from time to time may be assigned to him or her by the Board of Directors.

Absence of Secretary

 (12)            In case of the absence or disability of the Secretary or the Secretary’s refusal or neglect to act, the Assistant Secretary, or if there be none, the Treasurer, acting as Assistant Secretary, may perform all of the functions of the Secretary. In the absence or inability, refusal or neglect to act of the Secretary, Assistant Secretary, and Treasurer, any person authorized by the President or Vice President or by the Board of Directors may perform the functions of the Secretary.

Assistant Secretary

4.10.          At the request of the Secretary, or in the Secretary’s absence or disability, the Assistant Secretary, designated as set forth in Paragraph 4.09(12) of these Bylaws will perform all the duties of the Secretary, and when so acting, the Assistant Secretary will have all the powers of, and be subject to all the restrictions on, the Secretary. The Assistant Secretary will perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the Secretary.

Treasurer

4.11.          The Treasurer will:

Funds—Custody and Deposit

 (1)            Have charge and custody of, and be responsible for, all funds and securities of the corporation, and deposit all funds in the name of the corporation in those banks, trust companies, or other depositories that are selected by the Board of Directors.

 (2)            Receive, and give receipt for, moneys due and payable to the corporation from any source whatever.

Funds—Disbursements

 (3)            Disburse or cause to be disbursed the funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for those disbursements.

Maintain Accounts

 (4)            Keep and maintain adequate and correct accounts of the corporation’s properties and business transactions, including account of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, will be classified according to source and shown in a separate account.

Exhibit Records

 (5)            Exhibit at all reasonable times the books of account and records to any Director on application, or to any person who has been a shareholder of record for at least six months immediately preceding his or her demand or who is the holder of record of at least 5 percent of all the outstanding shares of the corporation, on written demand stating the purpose of the demand, during business hours at the office of the corporation where the books and records are kept.

Reports to President and Directors

 (6)            Render to the President and Directors, whenever they request it, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

Financial Report to Shareholders

 (7)            Prepare, or cause to be prepared, and certificate the financial statements to be included in a annual report to shareholders and statements of the affairs of the corporation, as directed by the Board of Directors.

Bond

 (8)            If required by the Board of Directors or the President, give to the corporation a bond to assure the faithful performance of the duties of the Treasurer’s office and the restoration to the corporation of all corporate books, papers, vouchers, money, and other property of whatever kind in the Treasurer’s possession or control, in case of the Treasurer’s death, resignation, retirement or removal from office. The bond must be in a sum satisfactory to the Board of Directors, with one or more sureties or a surety company satisfactory to the Board of Directors.

Other Duties

 (9)            In general, perform all the duties incident to the office of Treasurer and other duties that from time to time may be assigned to the Treasurer by the Board of Directors.

Absence of Treasurer

 (10)            In case of the absence or disability of the Treasurer or the Treasurer’s refusal or neglect to act, the Assistant Treasurer or the Secretary acting as Assistant Treasurer may perform all of the functions of the Treasurer. In the absence or inability, refusal, or neglect to act of the Treasurer, the Assistant Treasurer, and the Secretary, any person authorized by the President or Vice President or by the Board of Directors may perform the functions of the Treasurer.

Assistant Treasurer

4.12.          The Assistant Treasurer, if required to do so by the Board of Directors, must give bond for the faithful discharge of the duties of the Assistant Treasurer, in a sum and with the sureties that the Board of Directors requires. At the request of the Treasurer; or in the Treasurer’s absence or disability, the Assistant Treasurer designated as set forth in Paragraph 4.11(10) of these Bylaws will perform all the duties of the Treasurer, and when so acting, will have all the powers of, and be subject to all the restrictions on, the Treasurer. The Assistant Treasurer will perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the Treasurer.

Salaries

4.13.          The salaries of the officers will be fixed from time to time by the Board of Directors, and no officer will be prevented from receiving a salary by reason of the fact that the officer is also a Director of the corporation.

ARTICLE 5. EXECUTION OF INSTRUMENTS AND
DEPOSIT OF FUNDS

Authority for Execution of Instruments

5.01.          The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and that authority may be general or confined to specific instances, and, unless so authorized, no officer, agent, or employee will have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable monetarily for any purpose or in any amount.

Execution of Instruments

5.02.          Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation other corporate instruments or documents, and certificates of shares of stock owned by the corporation will be executed, signed, or endorsed by the President or any Vice President and by the Secretary or the Treasurer, or any Assistant Secretary or Assistant Treasurer, and may have the corporate seal affixed to them.

Bank Accounts and Deposits

5.03.       (1)    All funds of the corporation will be deposited from time to time to the credit of the corporation with the banks, trust companies, or other depositories that the Board of Directors may select or that may be selected by any officer(s) or agent(s) of the corporation to whom that power may be delegated from time to time by the Board of Directors.

Endorsement Without Countersignature

 (2)            Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories may be made without countersignature by the President or any Vice President, or the Treasurer or any Assistant Treasurer, or by any other officer or agent of the corporation to whom the Board of Directors, by resolution, has delegated that power, or by hand-stamped impression in the name of the corporation.

Signing of Instruments

 (3)            All checks, drafts or other order for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, must be signed or endorsed by the person or persons and in the manner that is determined from time to time by resolution of the Board of Directors.

ARTICLE 6. ISSUANCE AND TRANSFER OF SHARES

Classes and Series of Shares

6.01.          The corporation may issue one or more classes or series of shares, or both, any of which classes or series may be with par value or without par value and with such designations, preferences, limitations, and relative rights, including voting rights, as are stated in the Certificate of Formation. All shares of the same class must be of the same par value or be without par value. Unless the shares of a class have been divided into series, all shares of the same class must be identical in all respects. If the shares of a class have been divided into series, shares of the same class may vary between series, but all shares of the same series must be identical in all respects. Any such class or series must be so designated as to distinguish the shares of that class or series from the shares of all other classes and series. There must always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

Certificates for Fully Paid Shares

6.02.          Neither shares nor certificates representing shares may be issued by the corporation until the full amount of the consideration has been paid. When the consideration has been paid to the corporation, the shares will be deemed issued and the certificate representing the shares will be issued to the shareholder.

Consideration for Shares

 6.03.          The consideration paid for the issuance of shares may consist of any tangible or intangible benefit to the corporation or other property of any kind or nature, including cash, promissory notes, services performed, contracts for services to be performed, other securities of the corporation, or securities of any other corporation, domestic or foreign, or other entity.

Compliance With Corporate Securities Law

 6.04.          The corporation may not sell or offer to sell any security issued by it, whether or not through underwriters, until that offer or sale has been qualified by the Texas Securities Commissioner as required by the Texas Securities Act and the rules and regulations of the Commissioner, unless the security or transaction is exempted from qualification and the applicable statutes and rules and regulations have been complied with.

Contents of Share Certificates

6.05.       (1)    Certificates for shares must be in a form and style, printed or otherwise, that the Board of Directors designates, and each certificate must state on its face all of the following facts:

 (a)            That the corporation is organized under the laws of the State of Texas;

 (b)            The name of the person to whom issued;

 (c)            The number and class of shares and the designation of the series, if any, that the certificate represents; and

 (d)            The par value of each share represented by the certificate, or a statement that the shares are without par value.

Restriction on Transfer

 (2)            Any restrictions imposed by the corporation on the sale or other disposition of its shares and on the transfer of the shares must be conspicuously set forth in full or in summary form on the face, or set forth on the back and conspicuously referred to on the face, of each certificate representing shares to which the restriction applies. The certificate may, however, conspicuously state on the face or back that a restriction exists pursuant to a specified document, and that the corporation will furnish a copy of the document to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office. If the document is required or permitted to be filed with the secretary of state and is actually on file, the certificate may instead indicate that the filed document contains a full statement of the restriction.

Information About Classes or Series

 (3)     Certificates for shares must conspicuously set forth, either on the face or the back of the certificate, a full statement of all of the designations, preferences, limitations, and relative rights of the shares of each class or series to the extent they have been fixed and determined, and the authority of the Board of Directors to fix and determine the designations, preferences, limitations, and relative rights of subsequent series.

Signing Certificates; Facsimile Signatures

 6.06.          All share certificates of the corporation must be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, as provided in Paragraphs 4.07(2), 4.08 and 4.09(1) of these Bylaws. The signatures of the officers may be facsimiles. If an officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate is issued, the certificate may be issued by the corporation with the same effect as if he or she were such officer on the date of its issuance.

Fractional Shares or Scrip

Authority to Issue

6.07.        (1)     The corporation may, if the Board so determines, issue fractions of shares. Fractional shares may be issued originally or on transfer.

Failure to Issue

 (2)            If the corporation does not issue fractions of shares, it must, in connection with any original issuance of shares:

(a)	Designate an agent to conduct a sale of fractional interests on behalf of the shareholders, and to distribute the proceeds pro rata among those entitled to them; or
(b)	Pay in cash the fair value of fractional interests as of the time when the owners of those interests are determined; or
(c)
Issue scrip, in registered or bearer form, that will entitle the holder to receive a certificate for a full share or, if otherwise allowable, an uncertificated full share, on the surrender of scrip aggregating a full share. Scrip will not entitle the holder to exercise voting tights, receive dividends, or participate in any of the assets of the corporation in the event of liquidation, unless otherwise stated on the scrip certificate. Any scrip issued will become void if not exchanged for certificates representing full shares before the date specified on the scrip certificate.

Stock Rights, Options, and Convertible Indebtedness

         6.08.       (1)     The corporation may, if so determined by the Board, and subject to any restrictions or limitations in the Certificate of Formation, create and issue tights or options to purchase or receive shares of any class or series, and indebtedness convertible into shares of any class or series, on such terms and conditions as the Board may deem expedient. These stock tights, options, or convertible indebtedness may be issued in connection with the issue, subscription, or sale of any of its shares, bonds, debentures, notes, or other securities, or independently.

Requirements for Stock Rights and Options

        (2)            Stock tights and options must set forth the terms on which, the time or times within which, and the consideration, if any, for which the shares may be purchased or received from the corporation on exercise of the right or option. The consideration for shares issued on the exercise of rights or options will be determined as provided in Section 21.161(d) of the Texas Business Organizations Code. The consideration to be received for any shares having a par value, other than treasury shares, to be issued on the exercise of the tights or options cannot be less than the par value of those shares. Stock rights and options may be issued to the corporation’s shareholders, employees, or Directors without consideration if, in the judgment of the Board of Directors, the issuance of those rights or options is in the interests of the corporation.

Requirements for Convertible Indebtedness

        (3)            Convertible indebtedness must set forth the terms and conditions on which, the time or times within which, and the conversion ratio or ratios at which the indebtedness may be converted into shares. The consideration for shares issued on the exercise of convertible indebtedness will be determined as provided in Section 21.161(c) of the Texas Business Organizations Code. No privilege of conversion will be conferred in, or altered in respect to, any indebtedness that would result in receipt by the corporation of less than the minimum consideration required to be received on issuance of the shares.

Transfer of Lost or Destroyed Shares

         6.09.       (1)     When a security certificate has been lost, apparently destroyed, or wrongfully taken, the owner must notify’ the corporation of that fact within a reasonable time after the owner has notice of it. Otherwise, if the corporation registers a transfer of the security before receiving notification, the owner may not assert against the corporation a claim for registering the transfer or a claim to a new security certificate.

Replacement of Lost or Destroyed Certificates

                (2)            When an owner of a certificated security, whether in registered or bearer form, claims that the certificate has been lost, destroyed, or wrongfully taken, the corporation must issue a new certificate if the owner: (a) so requests before the corporation has notice that the certificate has been acquired by a protected purchaser; (b) files a sufficient indemnity bond with the corporation; and (c) satisfies other reasonable requirements imposed by the Board of Directors.

Transfer After Replacement

    (3)             If, after the issue of a new security certificate, a protected purchaser of the original certificate presents it for registration of transfer, the corporation must register the transfer unless an overissue would result. If an overissue would result from the registration of the transfer, and an identical security not constituting an overissue is reasonably available, the corporation must, on request of the protected purchaser, purchase the security. The security is to be delivered if certificated, and its transfer is to be registered if uncertificated. This is done against surrender of any security certificate the person holds. If a security is not reasonably available for purchase, the corporation must, on request of the protected purchaser, pay to that purchaser the price the person or the last purchaser for value paid for it with interest from the date of the person’s demand. In addition to any rights on the indemnity bond, the corporation may recover the new certificate from a person to whom it was issued or any person taking under that person, except a protected purchaser.

Transfer Agents and Registrars

         6.10.          The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at times and places that the requirements of the corporation may necessitate and the Board of Directors may designate. The registrar must be an incorporated bank or trust company, either domestic or foreign.

Conditions of Transfer

         6.11.          A person in whose name shares of stock stand on the books of the corporation will be deemed the owner of the shares as regards the corporation, provided that whenever any transfer of shares will be made for collateral security, and not absolutely, and written notice of the transfer is given to the Secretary of the corporation or its transfer agent, if any, that fact will be stated in the entry of the transfer.

Reasonable Doubts as to Right to Transfer

         6.12.          When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate for the shares, may require from the person seeking the transfer reasonable proof of that person’s right to the transfer. If there is a reasonable doubt of the right to the transfer, the corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the corporation as to form, amount, and responsibility of sureties. The bond will be conditioned to protect the corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of a new certificate for shares.

ARTICLE 7. CORPORATE RECORDS, REPORTS, AND SEAL

Minutes of Corporate Meetings

7.01.   The corporation will keep at the principal place of business a book of minutes of all meetings of its Directors, each committee of its Board of Directors, and its shareholders or members, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given of the meeting, the names of those present at Directors’ and committee meetings, the number of shares or members present or represented at shareholders’ or members’ meetings, and the proceedings of the meetings.

Books of Account

 7.02.          The corporation will keep at the principal place of business adequate and correct accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursement, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, will be classified according to source and shown in a separate account.

Share Register

 7.03.          The corporation will keep at the principal place of business a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. The records must contain the names and addresses of all past and current shareholders and the number and class or series of shares held by each of them. This information may be kept by the corporation on an information storage device, such as electronic data processing equipment, provided that the equipment is capable of reproducing the information in clearly legible form for the purposes of inspection as provided in Paragraph 7.04 of these Bylaws.

Inspection of Records by Shareholders

         7.04.       (1) Any person who has been a shareholder of record for at least six months immediately preceding that person’s demand to inspect the corporate records, or who is the holder of record of at least 5 percent of all of the outstanding shares of the corporation, has the right to examine the corporation’s relevant books and records of account, minutes, and share transfer records, and to make extracts from them. This right is exercisable on written demand by the shareholder stating the purpose of the demand. The examination may be made either in person or by the shareholder’s agent, accountant, or attorney. The examination may be made at any reasonable time or times and for any proper purpose.

Inspection of Records by Directors

    (2) Every Director is entitled to examine the corporation’s books and records of account, share transfer records, corporate minutes, and any other corporate books and records for any purpose that is reasonably related to his or her service as a Director. A Director is also entitled to make copies or extracts from the books or records.

Fiscal Year

         7.05.          The fiscal year of the corporation will be as determined by the Board of Directors.

Corporate Seal

         7.06.          The Board of Directors may adopt, use, and thereafter alter the corporate seal.

ARTICLE 8. AMENDMENT OF BYLAWS

Adoption, Amendment, or Repeal by Directors

8.01.          These Bylaws may be amended or repealed, and new bylaws may be adopted, by the Board of Directors, unless the power to do so is reserved exclusively to the shareholders by the Certificate of Formation or by the Texas Business Organizations Code, or unless the shareholders, in amending, repealing, or adopting a particular bylaw, expressly provide that the Directors may not amend or repeal that bylaw.

Adoption, Amendment, or Repeal by Shareholders

 8.02.         Notwithstanding the powers conferred on the Board of Directors by Paragraph 8.01, above, the shareholders may amend or repeal these Bylaws, or adopt new bylaws, unless the Certificate of Formation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the Bylaws.

The undersigned hereby certifies that these Bylaws were duly adopted effective as of the 11th day of August, 2009.

By: /s/ Richard J. Church
Richard J. Church, President